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                                                               EXHIBIT (4)(a)(2)





                                February 1, 1996


Hunt Manufacturing Co.
One Commerce Square
2005 Market Street
Philadelphia, PA  19103-7085

         RE: Credit Agreement dated as of December 19, 1995 (the
             "Credit Agreement") among Hunt Manufacturing Co. (the "Borrower"), the Guarantors party thereto and NationsBank, N.A., as the sole Lender and as Agent
             ("NationsBank")

Gentlemen:

Reference is made to the Credit Agreement described above. All of the defined terms in the Credit Agreement are incorporated herein by reference.

NationsBank agrees with the Borrower and the Subsidiary Guarantors to amend the Credit Agreement in the following respects:

1. Section 7.11(a) to the Credit Agreement is amended in its entirety to read as follows:

         7.11  Financial Covenants.

                  (a) Consolidated Net Worth. Consolidated Net Worth at all times shall be no less than $115,000,000, reduced on and after the date of the Stock Repurchase by the amount of the reduction (not to exceed $93,000,000), as determined in accordance with GAAP, in the net worth of the Borrower and its consolidated Subsidiaries resulting from the Stock Repurchase and increased on a cumulative basis by (i) as of the last day of each fiscal year commencing with the last day of fiscal year 1996 by an amount equal to the greater of (A) $0 or (B) 50% of the excess of (1) Consolidated Net Income for the fiscal year then ended over (2) dividends and other distributions to shareholders by the Borrower and its consolidated Subsidiaries for the fiscal year then ended and (ii) upon the consummation of any Equity Transaction on or after the Closing Date, an amount equal to 85% of the Net Proceeds of such Equity Transaction.




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2.       Section 8.4(c) to the Credit Agreement is amended in its
entirety to read as follows:

         8.4 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, nor will it permit any of its Subsidiaries to:

                                    * * * * *

                  (c) except as otherwise permitted by Section 8.4(a) and subject to the terms of Section 8.8, acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person if after giving effect on a Pro Forma Basis to such transaction, the Consolidated Leverage Ratio shall not be greater than 3.00 to 1.00.

3. Section 11.3(b) to the Credit Agreement is amended in its entirety to read as follows:

         11.3  Benefit of Agreement.

                                    * * * * *

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 11.3(b) to one or more Eligible Assignees, provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning



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         Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and





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         (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

All references in the Credit Agreement and the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby.

NationsBank and the Borrower hereby agree that the foregoing amendments shall be effectuated by inserting appropriate replacement pages into the Credit Agreement as originally executed.

Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

This letter agreement may be executed in one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

                                           Sincerely,

                                           NATIONSBANK, N.A.,


                                           By:
                                              ---------------------------------

                                           Name:
                                                -------------------------------

                                           Title:
                                                 ------------------------------





                             [Signatures Continued]



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Read and agreed to this 1st
day of February, 1996

HUNT MANUFACTURING CO.


By____________________________

Title_________________________

Read and consented to this 1st
day of February, 1996


BEVIS CUSTOM FURNITURE, INC.

By____________________________

Title_________________________


HUNT DATA PRODUCTS, INC.

By____________________________

Title_________________________


HUNT HOLDINGS, INC.

By____________________________

Title_________________________


HUNT X-ACTO, INC.

By____________________________

Title_________________________


SEAL PRODUCTS, INC.

By____________________________

Title_________________________